As filed with the Securities and Exchange Commission on March 12, 2008
                                                      Registration No.333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                        POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                  METALINK LTD.
             (Exact Name of Registrant as Specified in its Charter)

             ISRAEL                                          N/A
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                               YAKUM BUSINESS PARK
                               YAKUM 60972, ISRAEL
                                 972-9-960-5555
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                  2003 INTERNATIONAL EMPLOYEE STOCK OPTION PLAN
                             2003 SHARE OPTION PLAN
                            SHARE OPTION PLAN (2000)
                    INTERNATIONAL EMPLOYEE STOCK OPTION PLAN

                       (REGISTRATION OF ADDITIONAL SHARES)

                              (Full Title of Plan)
                                   MOSHE PENSO
                                C/O METALINK INC.
                          PEACHTREE POINTE OFFICE PARK
                         3260 POINTE PARKWAY, SUITE 400
                               NORCROSS, GA 30092
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   COPIES TO:

                               ADAM M. KLEIN, ADV.
                   GOLDFARB, LEVY, ERAN, MEIRI, TZAFRIR & CO.
                                2 WEIZMANN STREET
                             TEL AVIV 64239, ISRAEL
                               TEL: 972-3-608-9947
                               FAX: 972-3-608-2212

                                   ----------


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                         CALCULATION OF REGISTRATION FEE

                                         PROPOSED     PROPOSED
                                         MAXIMUM       MAXIMUM
TITLE OF                     AMOUNT      OFFERING     AGGREGATE     AMOUNT OF
SECURITIES TO                TO BE       PRICE PER    OFFERING     REGISTRATION
BE REGISTERED             REGISTERED(1)    SHARE        PRICE          FEE
-------------             -------------    -----        -----          ---

ORDINARY SHARES, PAR
VALUE NIS 0.10 PER SHARE   2,051,596(2)  $2.38(3)   $4,882,798.40    $191.90

ORDINARY SHARES, PAR
VALUE NIS 0.10 PER SHARE      48,404     $3.80(4)   $  183,935.20    $  7.20

TOTAL                      2,100,000                $5,066,733.60    $199.10

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such indeterminate number of Ordinary Shares as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions pursuant to the terms of the Plans (as defined in the Explanatory Note).

(2) The registrant hereby registers shares issuable pursuant to the exercise of options under the Plans. (3) Estimated in accordance with Rules 457(h)(1) and 457(c) promulgated under the Securities Act, solely for the purpose of calculating the registration fee, based on $2.38, the average of the high and low prices of the ordinary shares of the registrant as reported on the Nasdaq Global Market on March 11, 2008, a date within 5 business days prior to the filing of this registration statement

(4) Computed solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the ordinary shares of the registrant as quoted on the Nasdaq Global Market on January 5, 2006.


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                                EXPLANATORY NOTE

     This Registration Statement on Form S-8 is filed by Metalink Ltd. and relates to 2,100,000 ordinary shares, par value NIS 0.10 per share (the "Ordinary Shares"), to be issued to participants in the 2003 Share Option Plan, the Share Option Plan (2000), the International Employee Share Option Plan and/or the 2003 International Employee Stock Option Plan (the "Plans"). In accordance with General Instruction E of Form S-8, the contents of the Company's Registration Statements on Form S-8 File 333-130907 (filed with the Securities and Exchange Commission (the "Commission") on January 9, 2006), File No. 333-121901 (filed with the Commission on January 7, 2005, and amended on January 18, 2005), File No. 333-112755 (filed with the Commission on February 12, 2004), File No. 333-13750 (filed with the Commission on May 31, 2000, and amended on July 24, 2001) and File No. 333-13366 (filed with the Commission on April 17,
2001), are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The Commission allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed by us with the Commission. Any information referenced this way is considered part of this prospectus, and any information that we file after the date of this prospectus with the Commission will automatically update and supersede this information. We incorporate by reference into this prospectus the following documents:

     (i) The Company's Report on Form 20-F for the fiscal year ended December 31, 2006, filed with the Commission on May 29, 2007 (File No. 0-30394);

     (ii) The Company's Current Reports on Form 6-K (or portions thereof indicated therein as being incorporated by reference into previously filed registration statements or any amendments thereof) filed with the Commission on August 6, 2007; August 8, 2007; October 1, 2007; October 23, 2007; November 8, 2007; February 4, 2008; and February 25, 2008;

     (iii) The description of the Company's ordinary shares contained in the Company's Registration Statement on Form 8-A, filed with the Commission on November 29, 1999, including any other amendment or report filed for the purpose of updating such description; and

     In addition, any future filings made by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), after the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, and any future reports on Form 6-K furnished by us to the Commission during such period or portions thereof that are identified in such forms as being incorporated into this Registration Statement, shall be considered to be incorporated in this Registration Statement by reference and shall be considered a part of this Registration Statement from the date of filing of such documents.


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ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

EXCULPATION OF OFFICE HOLDERS

     Under the Israeli Companies Law, an Israeli company may not exempt an office holder from liability with respect to a breach of his duty of loyalty, but may exempt in advance an office holder from his liability to the company, in whole or in part, with respect to a breach of his duty of care (except in connection with distributions), provided that the articles of association of the company allow it to do so. Our articles of association allow us to exempt our office holders to the fullest extent permitted by law.

OFFICE HOLDER INSURANCE

     Our articles of association provide that, subject to the provisions of the Israeli Companies Law, we may enter into a contract for the insurance of the liability of any of our office holders with respect to an act performed in the capacity of an office holder for:

     o    a breach of his duty of care to us or to another person;

     o a breach of his duty of loyalty to us, provided that the office holder acted in good faith and had reasonable cause to assume that his act would not prejudice our interests; or

     o    a financial liability imposed upon him in favor of another person.

INDEMNIFICATION OF OFFICE HOLDERS

     Subject to certain qualifications, the Israeli Companies Law also permits us to indemnify an office holder for acts or omissions committed in his or her capacity as an office holder of the company for:

     o a financial liability imposed on him in favor of another person by any judgment, including a settlement or an arbitrator's award approved by a court. Such indemnification may be approved (i) after the liability has been incurred, or (ii) in advance, provided that our undertaking to indemnify is limited to events that our board of directors believes are foreseeable in light of our actual operations at the time of providing the undertaking and to a sum or criterion that our board of directors determines to be reasonable under the circumstances;

     o reasonable litigation expenses, including attorneys' fees, expended by the office holder as a result of an investigation or proceeding instituted against him by a competent authority, provided that such investigation or proceeding concluded without the filing of an indictment against him and either (i) concluded without the imposition of any financial liability in lieu of criminal proceedings, or (ii) concluded with the imposition of a financial liability in lieu of criminal proceedings but relates to a criminal offense that does not require proof of criminal intent; and


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


     o reasonable litigation expenses, including attorneys' fees, expended by the office holder or charged to him or her by a court, resulting from the following: proceedings we institute against him or her or instituted on our behalf or by another person; a criminal indictment from which he or she was acquitted; or a criminal indictment in which he or she was convicted for a criminal offense that does not require proof of intent.

LIMITATIONS ON INSURANCE AND INDEMNIFICATION

     The Israeli Companies Law provides that a company may not exculpate or indemnify an office holder nor enter into an insurance contract, which would provide coverage for any monetary liability incurred as a result of any of the following:

     o a breach by the office holder of his duty of loyalty unless, with respect to insurance coverage or indemnification, the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

     o a breach by the office holder of his duty of care if the breach was done intentionally or recklessly, unless the breach was done negligently;

     o any act or omission done with the intent to derive an illegal personal benefit; or

     o    any fine levied against the office holder.

     Under the Israeli Companies Law, an undertaking to indemnify or indemnification of, exculpation of, and procurement of insurance coverage for, our office holders must be approved by our audit committee and our board of directors and, in specified circumstances, also by our shareholders.

     We have obtained director's and officer's liability insurance with an aggregate coverage limit of $5 million. In addition we entered into indemnification and exculpation agreements with our directors and executive officers in accordance with our articles of association.



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



ITEM 8.  EXHIBITS

     The following exhibits are filed with or incorporated by reference into this Registration Statement:

EXHIBIT NO.    DESCRIPTION

4.1 Memorandum of Association of the Registrant, as amended (English translation accompanied by Hebrew original).

4.2            Articles of Association of the Registrant, as amended.

4.3            Form of Ordinary Share Certificate filed with the Commission as
               Exhibit 4 to the Registrant's Registration Statement on Form F-1, on November 10, 1999, and incorporated herein by reference.

4.4            2003 International Employee Stock Option Plan, as amended.

4.5            2003 Share Option Plan, as amended.

4.6            Share Option Plan (2000), as amended.

4.7            International Employee Share Option Plan, as amended.

5.1            Opinion of Goldfarb, Levy, Eran, Meiri, Tzafrir & Co.

23.1           Consent of Brightman Almagor & Co., independent auditors.

23.2 Consent of Goldfarb, Levy, Eran, Meiri, Tzafrir & Co. (included in the opinion filed as Exhibit 5.1).


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Yakum, state of Israel, on this 12 day of March, 2008.

                                              METALINK LTD.


                                              By: /s/ Tzvika Shukhman
                                              -----------------------
                                              Tzvika Shukhman
                                              Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     SIGNATURE                          TITLE                          DATE

/s/ Tzvika Shukhman      Chief Executive Officer (principal       March 12, 2008
-------------------      executive officer).
Tzvi Shukhman

/s/ Yuval Ruhama         Chief Financial Officer (principal       March 12, 2008
-------------------      financial and accounting officer).
Yuval Ruhama

/s/ Uzi Rozenberg        Chairman of the Board of Directors       March 12, 2008
-------------------
Uzi Rozenberg

                         Director                                 March 12, 2008
-------------------
Meir Bar - E1

/s/ Naama Zeldis         Director                                 March 12, 2008
-------------------
Naama Zeldis

/s/ Efi Shenhar          Director                                 March 12, 2008
-------------------
Efi Shenhar

                         Director                                 March 12, 2008
-------------------
Joe Markee


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

                                                                  March 12, 2008
                         Director
-------------------
Gideon Barak


Authorized Representative                                         March 12, 2008
in the United States

METALINK INC.

By: /s/ Moshe Penso
-------------------
Moshe Penso
Director North America Design Center



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                                  EXHIBIT INDEX


EXHIBIT NO.    DESCRIPTION

4.1 Memorandum of Association of the Registrant, as amended (English translation accompanied by Hebrew original).

4.2            Articles of Association of the Registrant, as amended.

4.3            Form of Ordinary Share Certificate filed with the Commission as
               Exhibit 4 to the Registrant's Registration Statement on Form F-1, on November 10, 1999, and incorporated herein by reference.

4.4            2003 International Employee Stock Option Plan, as amended.

4.5            2003 Share Option Plan, as amended.

4.6            Share Option Plan (2000), as amended.

4.7            International Employee Share Option Plan, as amended.

5.1            Opinion of Goldfarb, Levy, Eran, Meiri, Tzafrir & Co.

23.1           Consent of Brightman Almagor & Co., independent auditors.

23.2 Consent of Goldfarb, Levy, Eran, Meiri, Tzafrir & Co. (included in the opinion filed as Exhibit 5.1).



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